EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK APPOINTS NEW MEMBER
TO ITS BOARD OF DIRECTORS

THE WOODLANDS, TX - November 16, 2017 - Newpark Resources, Inc. (NYSE: NR) today announced that John C. Mingé has been appointed as a new member to its board of directors, effective December 1, 2017.
Mr. Mingé is the Chairman and President of BP America, Inc., a subsidiary of BP plc (NYSE: BP), comprised of BP business units involved in exploration and production, refining, chemicals, supply and trading, pipeline operations, shipping, and alternative energy.  During his 34-year career with BP, Mr. Mingé has held a variety of executive and engineering posts around the globe, including assignments as head of BP’s Asia Pacific Unit, President of BP Indonesia, and president of exploration and production for Vietnam and China. Mr. Mingé currently serves as an executive committee and board member of the American Petroleum Institute, as well as board memberships with the National Association of Manufacturers, the U.S. Chamber of Commerce, the Rice/Kinder Institute for Urban Research and the Washington State University Foundation. He also is a member of the board of trustees for Ford’s Theater, serves on the executive committee for the Greater Houston Partnership, and is on the University of Houston’s Energy Advisory Board. He holds a Bachelor of Science degree in mechanical engineering from Washington State University.
Mr. Mingé will also serve as a member of Newpark’s Audit Committee, Compensation Committee, and Nominating and Governance Committee.
Commenting on the appointment, David C. Anderson, Chairman of Newpark’s Board of Directors, stated, “I am very pleased to welcome John to our Board of Directors and I’m confident that his business experience will strengthen our board and help advance Newpark’s strategic priorities. John exemplifies the values of our Company and we look forward to benefiting from his experiences, perspectives and insights.”
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.